As filed with the Securities and Exchange Commission on November 14, 2006

Registration No. 333-64008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLEVELAND-CLIFFS INC

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 Superior Avenue

Cleveland, Ohio 44114-2589

(Address of Principal Executive Offices) (Zip Code)

CLEVELAND-CLIFFS INC NONEMPLOYEE DIRECTORS’ COMPENSATION PLAN

(AS AMENDED AND RESTATED AS OF JANUARY 1, 2005)

George W. Hawk, Jr.

General Counsel and Secretary

Cleveland-Cliffs Inc

1100 Superior Avenue

Cleveland, Ohio 44114-2589

(Name and Address of Agent for Service)

(216) 694-5700

(Telephone Number, Including Area Code, of Agent For Service)

This Post-Effective Amendment No. 2 is being filed to

add Exhibits 4(a)(i), 4(a)(ii), 4(c), 23(a), 23(b) and 24 to the Registration Statement.

This Post-Effective Amendment No. 2 to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933.

PART II

The Cleveland-Cliffs Inc Nonemployee Directors’ Compensation Plan was amended and restated as of January 1, 2005. Part II of Form S-8 Registration Statement No. 333-64008, filed by Cleveland-Cliffs Inc (“Registrant”) with the Securities and Exchange Commission (“SEC”) on June 28, 2001, which incorporates by reference Registration Statement No. 333-06049 on Form S-8 as filed with the SEC by the Registrant on June 14, 1996, as amended by Post-Effective Amendment No. 1, filed with the SEC by the Registrant on October 15, 2004, is hereby further amended by adding new Exhibits 4(a)(i), 4(a)(ii), 4(c), 23(a), 23(b) and 24. New Exhibit 4(c) replaces Exhibit 4(c) as filed on Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-64008.

Item 8. Exhibits

4	(a)(i)	Amendment to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on November 30, 2004 (filed as Exhibit 3(a) to the Registrant’s Current Report on Form 8-K filed with the SEC on November 30, 2004 and incorporated by reference, SEC File No. 1-08944)

4	(a)(ii)	Amendment No. 2 to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on June 7, 2006 and became effective June 15, 2006 (filed as Exhibit 3(a) to the Registrant’s Current Report on Form 8-K filed with the SEC on June 9, 2006 and incorporated by reference, SEC File No. 1-08944)

4	(c)	Cleveland-Cliffs Inc Nonemployee Directors’ Compensation Plan (As Amended and Restated as of January 1, 2005) (filed as Exhibit 10(zz) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC on February 21, 2006 and incorporated herein by reference, SEC File No. 1-08944)

23	(a)	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP

23	(b)	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

24		Power of Attorney

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-64008 on Form S-8 (“Post-Effective Amendment No. 2”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on November 14, 2006.

CLEVELAND-CLIFFS INC

By:	/S/ GEORGE W. HAWK, JR.
George W. Hawk, Jr. General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been executed by the following persons in the capacities indicated as of November 14, 2006.

Signature	Title

* J. A. Carrabba	President, Chief Executive Officer and Director (principal executive officer)

* D. J. Gallagher	President North American Iron Ore, Chief Financial Officer and Treasurer (principal financial officer)

* R. J. Leroux	Vice President and Controller (principal accounting officer)

* J.S. Brinzo	Chairman and Director

* R. C. Cambre	Director

* S. M. Cunningham	Director

* B. J. Eldridge	Director

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* D. H. Gunning	Vice Chairman and Director

* J. D. Ireland III	Director

* F. R. McAllister	Director

* R. Phillips	Director

* R. K. Riederer	Director

* A. Schwartz	Director

* George W. Hawk, Jr., the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 2 on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to individual powers of attorney for each person being filed with the Securities and Exchange Commission as Exhibit 24 to this Post-Effective Amendment No. 2 to Registration Statement No. 333-64008.

November 14, 2006	By:	/S/ GEORGE W. HAWK, JR.
George W. Hawk, Jr., Attorney-in-Fact

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EXHIBIT INDEX

4	(a)(i)	Amendment to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on November 30, 2004 (filed as Exhibit 3(a) to the Registrant’s Current Report on Form 8-K filed with the SEC on November 30, 2004 and incorporated by reference, SEC File No. 1-08944)

4	(a)(ii)	Amendment No. 2 to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on June 7, 2006 and became effective June 15, 2006 (filed as Exhibit 3(a) to the Registrant’s Current Report on Form 8-K filed with the SEC on June 9, 2006 and incorporated by reference, SEC File No. 1-08944)

4	(c)	Cleveland-Cliffs Inc Nonemployee Directors’ Compensation Plan (As Amended and Restated as of January 1, 2005) (filed as Exhibit 10(zz) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC on February 21, 2006 and incorporated herein by reference, SEC File No. 1-08944)

23	(a)	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP

23	(b)	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

24		Power of Attorney

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